HAPPY KIDS INC.

                    CHANGE IN CONTROL SEVERANCE PAY AGREEMENT

      THIS CHANGE IN CONTROL SEVERANCE PAY AGREEMENT (the "Agreement") is made as of the 12th day of January, 1999, by and between Happy Kids Inc., a New York corporation (the "Company"), and Stuart Bender, an employee of the Company (the "Employee").

                                    Recitals:
                                    --------

1. The Company is a designer and marketer of custom-designed, licensed and branded children's apparel and produces high quality, coordinated apparel programs. The Employee is currently employed by the Company as the Chief Financial Officer.

2. The Company and the Employee desire to provide for the payment, in certain instances, of severance pay to the Employee in the event of the termination of Employee's employment following a change of control of the Company, on the terms and conditions set forth in this Agreement:


                                   Agreement:
                                   ---------

      In consideration of the premises and the mutual covenants and conditions set forth herein, the Company and the Employee agree as follows:

      Section 1.  Operation of Agreement.   This  Agreement  shall be  effective
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immediately upon its execution, but the provisions hereof shall not be operative unless and until a "Change in Control" (as such term is defined in Section 2 hereof) has occurred. The provisions of this Agreement shall not be operative and shall not apply to any termination of employment, for any reason, which
          --- -----
occurs before the period beginning three months and one day prior to a Change in Control or which occurs after the period beginning one year and one day after a Change in Control.

      Section 2. Change in Control. The term "Change in Control" as used in this
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Agreement shall mean the first to occur of any of the following:

      (a) The effective date or date of consummation of any transaction or series of transactions (other than a transaction to which only the Company and one or more of its subsidiaries are parties) pursuant to which the
      Company:

          (i) becomes a subsidiary of another corporation; (ii) is merged or consolidated with or into another corporation; (iii) engages in an exchange of shares with another corporation; or (iv) transfers, sells or otherwise disposes of all or substantially all of its assets to a single purchaser (other than the Employee) or a group of purchasers (none of whom is the Employee);


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      provided,  however,  that this Subsection (a) shall not be applicable to a
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      transaction or series of  transactions  in which a majority of the capital stock of the other corporation, following such transaction or series of transactions, is owned or controlled by the holders of a majority of the Company's outstanding capital stock immediately before such sale, transfer or disposition; or

      (b) The date upon which any person (other than the Employee), group of associated persons acting in concert (none of whom is the Employee) or corporation becomes a direct or indirect beneficial owner of shares of stock of the Company representing an aggregate of more than fifty percent (50%) of the votes then entitled to be cast at an election of directors of the Company; and provided, however, that the acquisition of shares in a
                        --------   -------
      bona fide  public  offering  or  private  placement  of  securities  by an
      ---- ----
      investor who is acquiring such shares for passive investment purposes only shall not constitute a "Change in Control;" or

      (c) The date upon which the persons who were members of the Board of Directors of the Company as of the date hereof (the "Current Directors") cease to constitute a majority of the Board of Directors; provided,
                                                                       --------
      however,  that any new director  whose  nomination  or selection  has been
      -------
      approved by the affirmative vote of at least three (3) of the Current Directors then in office shall also be deemed a Current Director.

      Section 3. Severance Pay Upon  Termination by Company  Without Cause or By
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Employee for Cause. If, during the three-month  period  immediately  preceding a
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Change in Control or during the one-year period  immediately  following a Change in Control, the Employee's employment with the Company is terminated:

      (a) By the Company for no reason or for any reason other than:

          (i) death; (ii) disability (in the event that the Employee shall be unable to perform Employee's duties for a period of ninety (90)
          consecutive calendar days by reason of disability as a result of illness, accident or other physical or mental incapacity or disability); or (iii) the dishonest or willful misconduct of the Employee, including but not limited to: misappropriating any funds or property of the Company; attempting to willfully obtain any personal profit from any transaction in which the Employee has an interest which is adverse to the interests of the Company; any act or omission which substantially impairs the Company's ability to conduct its ordinary business in its usual manner; unreasonable neglect or refusal to perform the duties assigned to the Employee; conviction of a felony; or any other act or omission which subjects the Company or any of its subsidiaries to substantial public disrespect, scandal or ridicule; or


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
      (b) By the Employee as a result of, or within thirty (30) days of the following:

          (i) a reduction in Employee's rate of regular compensation from the Company to an amount below the rate of Employee's regular compensation as in effect immediately prior to Employee's termination or immediately prior to the Change in Control, as applicable; (ii) a requirement that the Employee relocate to a location more than thirty-five (35) miles from the Employee's office location with the Company immediately prior to Employee's termination or immediately prior to the Change in Control, as applicable; or (iii) a change in duties or job responsibilities from those in effect immediately prior to Employee's termination or immediately prior to the Change in Control, as applicable, which change results in the diminution of the Employee's status, authority and duties, except for such subordination in duties or job responsibilities as may normally be required due to the Company's change from an independent business entity to being a subsidiary or division of another corporate entity;

then, in the event such termination occurred during the three-month period immediately preceding such Change in Control, the Company shall pay the Severance Amount (hereinafter defined) within thirty (30) days of the occurrence of the Change in Control, or, in the event such termination occurred during the one-year period following the occurrence of the Change in Control, the Company shall pay the Employee, within thirty (30) days after the effective date of Employee's termination, the Severance Amount. For purposes of this Agreement, Severance Amount shall mean an amount equal to three (3) times the sum of the rate of Employee's annual regular compensation as in effect immediately prior to Employee's termination or immediately prior to the Change in Control, as applicable, plus an amount equal to the bonus, if any, paid to the Employee in the year prior to such termination or Change in Control. The Company may withhold from any such severance compensation any federal, state, city, county or other taxes. If the Severance Amount is due to the Employee hereunder and the termination occurred during the three-month period immediately preceding the Change in Control, then the Company shall also be obligated to reimburse the Employee, upon receipt of appropriate receipts for such payments, for actual amounts which are otherwise unreimbursable or unfunded by any other employer and which were or are expended by the Employee to obtain, for a maximum of six months from the date of termination, comparable insurance benefits as are customarily provided to employees of the Company. If the Severance Amount is due to the Employee hereunder and the termination occurred during the one-year period immediately following the Change in Control, then the Company shall also be obligated to provide the Employee with insurance benefits for six months following termination of Employee's employment; provided, however, that if the
                                                 --------   -------
Employer begins employment with an employer other than the Company during such six months, then such benefits shall cease to be owed or owing on the date the Employee begins such employment with such other employer; and provided further,
                                                               -------- -------
that in the event that the Employee's continued participation in any such plans for such period is not possible under the general terms and provisions thereof, the Company shall pay to the Employee benefits which are substantially similar in content and value to those which the


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
Employee was entitled under such plans or programs for such period.

      Except as set forth in Section 5 hereto, with respect to options held by the Employee, if any, if the Severance Amount is paid pursuant to this Section 3, such payment shall constitute the entire obligation of the Company to the Employee and full settlement of any claim under law or equity that the Employee might otherwise assert against the Company, or any of its employees, officers or directors on account of the Employee's termination.

      Section  4.  No  Severance  Pay  Upon  Any  Other  Termination.  Upon  any
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termination  of the  Employee's  employment  with the Company  other than as set forth in Section 3 hereto, and except as set forth in Section 5 hereto, with respect to options held by the Employee, if any, the sole obligation hereunder of the Company shall be to pay Employee's regular compensation up to the effective date of termination. In such event, however, the severance pay provisions hereunder will not impact in any way the rights of the Employee or the obligations of the Company under any employment agreement or any other agreement for the payment of employment compensation between the Employee and the Company, whether such agreement(s) are in existence now or come into existence hereafter.

      Section 5. Entire  Obligation.  Payment to the Employee pursuant to either
      -----------------------------
of Section 3 or 4 of this Agreement (provided that if payment is made pursuant to Section 4 hereof, the Company has met its obligations under any employment agreement or any other agreement for the payment of employment compensation between the Employee and the Company) shall constitute the entire obligation, pursuant to each such respective Section, of the Company to the Employee and full settlement of any claim under law or equity that the Employee might otherwise assert against the Company, or any of its employees, officers or directors on account of the Employee's termination; provided, however, that in the event the Employee shall have options outstanding as of the date of Employee's termination, such options shall continue to be governed by the terms thereof, regardless of whether the Employee receives compensation pursuant to
Section 3 or 4 hereof.

      Section 6. No Obligation To Continue  Employment.  This Agreement does not
      ------------------------------------------------
create any obligation on the part of the Company to continue to employ the Employee following a Change in Control or in the absence of a Change in Control.

      Section 7. Term of Agreement. This Agreement shall terminate and no longer
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be in effect on the earlier of: (i) December 31, 2008;  (ii) the date upon which the Employee ceases to be an employee of the Company, unless a Change in Control occurs within three months after such termination date; or (iii) if a Change in Control occurs while the Employee is employed by the Company, until the date one year following the Change in Control.

      Section 8.  Severability.  Should any  clause,  portion or section of this
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Agreement be unenforceable or invalid for any reason,  such  unenforceability or invalidity shall not affect the enforceability or validity of the remainder of the Agreement.

      Section 9.  Assignment:  Successors  in Interest.  This  Agreement,  being
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personal to the  Employee,  may not be assigned by the  Employee.  The terms and conditions of this Agreement


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
shall inure to the benefit of and be binding upon the successors and assigns of the Company, and the heirs, executors and personal representatives of the Employee.

      Section 10. Waiver.  Failure to insist upon strict  compliance with any of
      ------------------
the terms, covenants or conditions of this Agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      Section  11.  Governing  Law.  This  Agreement  shall be  governed  by and
      ----------------------------
construed in accordance with the laws of the State of New York applicable in the case of agreements made and to be performed entirely within such State.

      Section 12.  Arbitration.  Any  controversy  or claim arising out of or in
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connection  with this  Agreement  shall be settled by  arbitration in accordance with the rules of the American Arbitration Association then in effect in the State of New York and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the State of New York. The arbitration award shall include attorneys' fees and costs to the prevailing party.


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      IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first above written.



                                  HAPPY KIDS INC.



                                  By: /s/ Jack Benun
                                       -----------------------------------------
                                      Jack Benun,
                                      President and Chief Executive Officer



                                  THE EMPLOYEE



                                  /s/ Stuart Bender
                                  ----------------------------------------------
                                      Stuart Bender